EXHIBIT 3(ii)(a)
                              PORT INDUSTRIES, INC.
                                     BYLAWS
                                    ARTICLE I
                             Offices, Corporate Seal

         Section 1.01. Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.
         Section 1.02. Other Offices. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall from time to time determine.
         Section 1.03. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation and the word "Minnesota" and the words "Corporate Seal".
                                   ARTICLE II.
                            Meetings of Shareholders
         Section 2.01. Place and Time of Meetings. Meetings of the shareholders may be held at any place, within or without the State of Minnesota, designated by the directors, and in the absence of such designation sha3l be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and in the-absence of such designation every meeting of shareholders shall be held at 10 o'clock A.M.
         Section 2.02. Annual Meetings. (a) The first annual meeting of the shareholders shall- be held on a day designated by the directors which shall be not more than 16 months after the date of incorporation. Each subsequent annual meeting, subject to the power of the shareholders to change the date, shall be held on the same day, or if that day shall fall upon a legal holiday, on the next succeeding business day.

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         (b) At the annual meeting,, the shareholders, voting as provided in the
Articles of Incorporation, shall designate the number of directors to constitute the Board of Directors, shau elect directors and transact such other business as m3,y properly come before them.
         Section 2.03. Special Meetings.   Special meetings of the  shareholders
may be held at. any time and for any purpose and may be called by the Chairman of the Board, the President, any two directors, or by one or more shareholders holding ten per cent (10%) or more of the shares entitled to vote on the matters to be presented to the meeting.
         Section 2.04. Quorum; Adjourned Meeting,. The holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum for the transaction of business at any annual or special meeting. In case a quorum shall. not be present at a meeting, those present shall adjourn to such day as they shall by majority vote agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business day be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
         Section 2.05. Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy. Each shareholder, unless the Articles of Incorporation provide otherwise, shall have one vote for each share having voting power registered in his name on the books Of the corporation. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions shall be decided by a majority vote of the number of s

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shares  entitled to vote and  represented at the meeting at the time of the vote except where otherwise required by statute, the Articles of Incorporation or these Bylaws.
         Section 2.06. Closing of Books. The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders., the record date shall be the twentieth (20th) day preceding the date of such meeting.
         Section 2.07. Notice of Meetings. There shall be mailed to each shareholder, shown by the books of the corporation to be a holder of record of voting shares, at his address as shown by the books of the corporation, a notice setting out the time and place of each annual meeting and each special meeting, which notice shal3. be mailed at least five (5) days prior thereto; except that notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least two (2) weeks prior thereto; and except that notice of a meeting at which a proposal to dispose of all, or substantially all, of the property and assets of the corporation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least ten (10) days prior thereto; and except that notice of a meeting at which a proposal to dissolve the corporation or to amend the Articles of Incorporation is to be considered shall be mailed to all shareholders of record, whether entitled to vote or not, at least ten (10) days prior thereto. Every notice of any special meeting

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shall  state the  purpose or  purposes  for which the  meeting  has been  called pursuant to Section 2.03, and the business transacted at all special meetings shall be confined to the purpose stated in the call. Section 2.08. Waiver of Notice. Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed by each shareholder or representative thereof entitled to vote the shares so represented.
         Section 2.09.  Written Action.   Any action which  might be  taken at a
meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the shareholders.

                                  ARTICLE III.
                                    Directors

         Section 3.01. General Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors.
         Section 3.02. Number, Qualifications and Term of Office. Until the first meeting of shareholders, the number of directors shall be the number named in the Articles of Incorporation. Thereafter, the number of directors shall be established by resolution of the shareholders but shall not be less than the lesser of (i) the number of shareholders of record and beneficially or (ii) three. In the absence of such resolution, the number of directors shall be the number last fixed by the shareholders or the Articles of Incorporation. Directors need not be shareholders. Each of the directors shall hold office until the annual meeting of shareholders next held after his election and until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed as hereinafter provided.
         Section 3.03. Annual Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall- meet at the registered office of the corporation, or at such other place within or without the State of Minnesota as may be designated by the Board of Directors, for the purpose of

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electing the officers of the  corporation  and for the transaction of such other business as shall come before the meeting.
         Section 3.04.  Regular Meetings.   Regular  meetings  of  the  Board of
Directors shall. be held from time to time at such time and place within or without the State of Minnesota as may be fixed by resolution adopted by a majority of the whole Board of Directors.
         Section 3.05.   Special Meetings.   Special  meetings  of the  Board of
Directors may be called by the Chairman of the Board, the President, or by any two of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.
         Section 3.06. Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four (24) hours notice thereof to each director by mail, telephone, telegram or in person.
         Section 3.07. Waiver of Notice. Notice Of any meeting of the Board of Directors may be waived either before, at or after such meeting in writing, signed by each director. A director, by his attendance and participation in the action taken at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting.
         Section 3.08. Quorum. A majority of the whole Board of Directors Shall Constitute a quorum for the transaction of business, except that when a vacancy or vacancies exist, a majority of the remaining directors (provided such majority consists of not less than the lesser of (i) the number of directors required by Section 3.02 or (ii) two directors) shall constitute a quorum.
         Section 3.09. Vacancies.   If there be a vacancy among the directors of
this corporation by reason of death, resignation, increase in the number of directors required by Section 3.02 or otherwise, such vacancy shall be filled

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for the unexpired  term by a majority of the  remaining  directors of the Board, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at their next annual meeting or at any meeting duly called for that purpose.
         Section 3.10. Removal. The entire Board of Directors or any individual director may be removed from office, with or without cause, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors, except as otherwise provided by law where the shareholders have the right to cumulate their voter,. In the event that the entire Board or any one or more directors be so removed, new directors shall be elected at the same meeting.
         Section 3.11 Executive Committee. The Board of Directors by unanimous affirmative action of the entire Board, may establish an executive committee consisting of two (2) or more directors. Such committee may meet at stated times or on notice of all given by anv of their own number. During the intervals between meetings of the Board of Directors, such committee shall advise and aid the officers of the corporation in all matters concerning the business and affairs of the corporation and generally perform such duties and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Board of Directors may., by unanimous affirmative action of the entire Board, delegate to such committee authority to exercise all the powers of the Board of Directors, except the power to amend the Bylaws, while the Board of Directors is not in session. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a specia1 meeting called for that purpose.
         Section 3.12. Other Committees. The Board of Directors may establish other committees from time to time making such regulations as it deems advisable with respect to the membership, authority and procedures of such committees.

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         Section  3.13.  Written  Action.  Any action  which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members.
         Section 3.14. Compensation. Directors who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined from time to time by resolution of the Board of Directors. AU directors shall receive their expenses, if any, of attendance at meetings of the Board of Directors, or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

                                   ARTICLE IV.
                                    Officers

         Section 4.01. Number. The officers of the corporation shall consist of a Chairman of the Board (if one is elected by the Board) the President, one or more Vice Presidents (if desired by the Board), a Secretary, a Treasurer and such other officers and agents as may from time to time be elected by the Board of Directors. Any two offices, except those of President and Vice President, may be held by one person.
         Section 4.02. Election, Term of Office and Qualifications. At each annual meeting of the Board of Directors, the Board shall elect, from within or without their number, the President, the Secretary, the Treasurer and such other officers as may be deemed advisable. Such officers shall hold office until the next annual meeting of the directors or until their successors are elected and qualify. The President and all other officers who may be directors shall continue to hold office until the election and qualification of their successors, notwithstanding an earlier termination of their directorship.

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         Section 4.03.  Removal and  Vacancies.  Any officer may be removed from his office by a majority of the whole Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.
         Section 4.04. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the shareholders and directors and shall have such other duties as may be prescribed from time to time by the Board of Directors.
         Section 4.05. President. The President shall have general active management of the business of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the shareholders and directors. He shall be the chief executive officer of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees. He may execute and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation and, in general, shall perform all duties usually incident to the office of President. He shall have such other duties as may from time to time be prescribed by the Board of Directors.
         Section 4.06. Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in the bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President, Vice Presidents shall succeed to his power and duties in the ordex- designated by the Board of Directors.
         Section 4.07. Secretary. The Secretary shall be secretary of, and shall attend all meetings. of the shareholders and Board of Directors and shall record

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all proceedings of such meetings in the minutebook of the corporation.  He shall give proper notice of meetings of shareholders and directors. He shall keep the seal of the corporation and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by his signature. He shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.
         Section 4.08. Treasurer. The Treasurer shall keep accurate accounts of all moneys of the corporation received or disbursed. He shall deposit all moneys, drafts and checks in the name of, and to the credit of, the corporation in such banks and depositories as a majority of the whole Board of Directors shall from time to time designate. He shall have power to endorse for deposit aU notes, checks and drafts received by the corporation. He shall disburse the funds of the corporate on as ordered by the Board of Directors, making proper vouchers therefor. He shall render to the President and the directors, whenever required, an account of all his transactions as Treasurer and of the financial condition of the corporation and shall perform such other duties as may from time to time be prescribed by the Board of Directors or by the President.
Section 4.09. Compensation. The officers of this corporation shall receive such compensation for their services as may be determined from time to time by resolution of the Board of Directors

                                   ARTICLE V.
                            Shares and Their Transfer

         Section 5.01. Certificates for Shares. Every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by him. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed in the nem of the corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or by such officers as the Board of

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Directors may  designate.  Such  signatures may be by facsimile if authorized by the Board of Directors. Every certificate surrender to the corporation for exchange or transfer i3haU be canceled, and no new certificate or certificates shal1 be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in section 5.04.
         Section 5.02. Issuance of Shares. The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation of services rendered or to be rendered to the corporation, or of an amount transferred from surplus to stated capital upon a share dividend. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash, or otherwise, -shall not be less than the par value of the shares so allotted.
         Section 5.03. Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate, or the shareholder's legal representative, or the shareholder's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such shares. The corporation may treat as the absolute owner of shares of the corporation the person or persons in whose name shares are registered on the books of the corporation.
         Section  5.04.  Loss  of  Certificates.   Any  shareholder  claiming  a
certificate for shares to be lost or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an

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amount and with one or more sureties  satisfactory  to the Board of Directors to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                   ARTICLE VI.
                            Dividends, Surplus, Etc.

         Section 6.01. Dividends. Subject to the provisions of the Articles of Incorporation, of these Bylaws and of law, the Board of Directors may declare dividends from paid-in surplus, earned surplus or from net earnings for the current or preceding fiscal year of the corporation whenever,, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.
         Section 6.02. Use of Surplus, Reserves. Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors, in its discretion, may use and apply any of the net assets or net profits of the corporation applicable for such purpose in purchasing or acquiring any of the shares of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund for any purpose it may think proper.
         Section 6.03. Unrealized Appreciation. The Board of Directors, in computing the fair value of the assets of the corporation to determine whether the corporation may pay a dividend or purchase its shares, shall not include unrealized appreciation of assets, except that readily marketable securities of other issuers may be valued at not more than market value.
         Section 6.04. Record Date. Subject to any provisions of the Articles of

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Incorporation,  the  Boardof  Directors  may fix a date  not  exceeding  40 days preceding - the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

                                  ARTICLE VII.
                      Books and Records, Audit, Fiscal Year

         Section 7.01. Books and Records. The Board of Directors of the corpor-ation shall cause to be kept:

      (1)a share register, giving the names and addresses of the shareholders, the number and classes held by each, and the dates on which the certificates therefor were issued;

      (2)records of all proceedings of shareholders and directors; and

      (3)such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

         Section 7.02. Documents Kept at Registered Office.  The Boar
of Directors shall cause to be kept at the registered office of the corporation originals or copies of: (1)records of all proceedings of shareholders and directors; (2)Bylaws of the corporation and all amendments thereto; and (3)reports made to any or all of the shareholders within the next preceding three (3) years.
         Section 7.03. Audit. The Board of Directors shall cause the records and books of account of the corporation to be audited at least once in each fiscal year and at such other times as it may deem necessary or appropriate.
         Section 7.04. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

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                                  ARTICLE VIII.
                               Inspection of Books

         Section 8.01. Examination by Shareholders. Every shareholder of the corporation and every holder of a voting trust certificate shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, the share register, books of account and records of the proceedings of the shareholders and directors and to make extracts therefrom.
         Section 8.02. Information to Shareholders. Upon request by a shareholder of the corporation, the Board of Directors shall furnish to him a statement of profit and loss ,for the last fiscal year and a balance sheet containing a summary of the assets and liabilities as of the close of such fiscal year.

                                   ARTICLE IX.
                   Loans to Officers, Directors, Shareholders

         Section 9.01. The corporation shall not lend any of its assets to any officer or director of the corporation, nor shall it lend any of its assets to shareholders upon the security of its shares. If any such loan be made, the officers and directors who make such loan, or assent thereto, shall be jointly and severally liable for repayment or return thereof. The corporation shall not take as security for any debt a lien upon its shares unless such lien be taken to secure a debt previously contracted.

                                   ARTICLE X.
                    Indemnification of Directors and Officers

         Section 10.01. Each present or future director or officer, whether or not then in office, and the executors., administrators or other legal representatives of any such director or officer, shall be indemnified by the corporation against all reasonable costs and expenses (including the cost of reasonable

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settlements  but exclusive of any amount paid to the  corporation in settlement)
and counsel fees paid or incurred in connection with, or arising out of, any action, suit or proceeding to which any such director or officer or his executors., administrators or other legal representatives may hereafter be made a party by reason of his being or having been a director or officer of the corporation or of a subsidiary of the corporation; provided (1) the action, suit or proceeding shall be prosecuted to final determination, and it shall not be finally adjudged that he had been derelict in the performance of his duties as such director or officer, or (2) the action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his executors, administrators or other legal representatives without a final determination on the merits, and it shall be determined that such director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding, such determination to be made by a majority of the members of the Board of Directors who were not parties to such action, suit or proceeding, although less than a quorum, or by any one or more disinterested persons to whom the question may be referred by the Board of Directors. For the purposes of the preceding sentence, (a) It action, suit or proceeding" shall include every action, suit or proceeding, civil, criminal or other; (b) the right of indemnification conferred thereby shall extend to any threatened action, suit or proceeding, and the failure to institute it shall be deemed its final determination; (c) the termination of an action, suit or proceeding following a plea of nolo contenders or other like plea shall not constitute a final determination on the merits; (d) a judgment of conviction in any criminal action, suit or proceeding shall not constitute a determination that the person so convicted has been derelict in the performance of his duties if it is determined by a majority of the members of the Board of Directors who were not a party thereto, although less than a quorum, or by one of more disinterested persons to whom the question may be referred by the Board of Directors that the persons so convicted acted in good faith,

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for a purpose  which he  reasonably  believed to be in the best  interest of the corporation, and that he had no reasonable cause to believe that his conduct was unlawful; and (e) advances may be made by the corporation against costs, expenses and fees as and upon the terms determined by the Board of Directors. The corporation shall also indemnify an employee who is not an officer to the same extent that it does an officer. The foregoing right of indemnification shall not be exclusive of any other rights to which any Director or officer or employee may be entitled as a matter of law or which may be lawfully granted to him.

                                   ARTICLE XI.
                                   Amendments

         Section 11.01. These Bylaws may be amended or altered by a vote of the majority of the whole Board of Directors at any meeting provided that notice of such ]proposed amendment shrall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors-is subject to the power of the shareholders to change or repeal such Bylaws by a majority vote of the shareholders present or represented at any annual or special meeting of shareholders called for such purpose, and the Board of directors shall not make or alter any Bylaws fixing their--number, qualifications or terms of office.













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